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                                                               EXHIBIT 99.2

                                SCHEDULE II

                   COMMUNITY HOSPITAL OF MESQUITE, INC.

                     VALUATION AND QUALIFYING ACCOUNTS

                         (IN THOUSANDS OF DOLLARS)

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                                       BALANCE AT  CHARGE TO          BALANCE AT
                                      BEGINNING OF  PROFIT   WRITE-      END
DESCRIPTION                              PERIOD    AND LOSS   OFFS    OF PERIOD
-----------                           ------------ --------- -------  ----------
Six months ended November 30, 1997
 Allowance for doubtful accounts.....    $3,093     $4,293   $(3,657)   $3,729
Year ended May 31, 1997
 Allowance for doubtful accounts.....    $3,642     $6,833   $(7,382)   $3,093
Year ended May 31, 1996
 Allowance for doubtful accounts.....    $3,518     $6,153   $(6,029)   $3,642
Year ended May 31, 1995
 Allowance for doubtful accounts.....    $2,928     $5,146   $(4,556)   $3,518
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